                                                                      EXHIBIT 21

                              PUROFLOW INCORPORATED
                           SUBSIDIARIES OF THE COMPANY

                                                          State of Incorporation
                                                          ----------------------

Puroflow Corporation                                            New York
Decca Valves Corporation                                        California
Michigan Dynamics, Inc.                                         California
Quality Controlled Cleaning Corporation                         California
Ultra Dynamics Corporation                                      Delaware